EXHIBIT I

                          E-SYSTEMS, INC.

                 1995 DIRECTORS' STOCK OPTION PLAN


     This 1995 Directors' Stock Option Plan adopted by the Board of Directors of E-Systems, Inc., on October 26, 1994, effective January 1, 1995.

                             WITNESSETH:

     1. Purpose. The purposes of the E-Systems, Inc. 1995 Directors' Stock Option Plan ("the Plan") are to promote the growth and prosperity of E-Systems, Inc. (the "Company"), to attract and retain the best available people to serve as independent directors of the Company and to encourage stock ownership by such individuals and thus increase their personal interest in the Company's success.

    	2.  Administration.

       	(a) The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may from time to time prescribe, amend and rescind such rules, regulations, provisions and procedures, consistent with the terms of the Plan, as may be advisable in its opinion in the administration of the Plan, and subject to the terms of the Plan shall prescribe the provisions of the stock option and award agreements to be issued hereunder and make all other determinations and interpretations necessary or advisable for administering the Plan and the stock option and award agreements.

       	(b) A majority of the Board shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Board, shall be the acts of the Board. All decisions, determinations and interpretations of the Board shall be final and binding on all persons interested in the Plan.

     3.  Shares and Options under the Plan

       	(a) The stock to be subject to stock options ("Options") and awards of stock ("Awards") under the Plan shall be shares of the Company's Common Stock, par value $1.00 per share, (the "Common Stock"), either authorized and unissued or treasury stock.

       	(b) In the event of a merger, consolidation, reorganization, recapitalization, subdivision, or any other similar change affecting the Common Stock of the Company, an appropriate and equitable adjustment to reflect any such change shall be made in the total number and class of shares for which Options and Awards may be granted and the number and class of shares and the price per share of any Option theretofore granted to the extent unexercised. Such adjustment shall be as determined by the Board, provided, however, that any such computation shall be rounded to the nearest whole share and no such modification shall require the issuance of fractional shares.

      	(c) the total amount of stock reserved for issuance under this Plan shall be 50,000 shares (subject to adjustment in accordance with Section 3[b]) of Common Stock.

      	(d) in the event any outstanding Option for any reason expires, is canceled or otherwise terminates, the shares allocable to the unexercised portion of such Option shall again be available for issuance under this Plan. In the event that shares subject to an Award are transferred to the Company in accordance with this Plan, such shares shall again be available for issuance under this Plan.

     	(e) Nothing in the Plan or in any Option or Award granted pursuant to the Plan shall confer on any individual any right to continue as a Director of the Company or interfere in any way with the removal of such person as a Director in accordance with the Company's Certificate of Incorporation and Bylaws.

     	4. Eligibility. Every Director elected to the Board of Directors of the Company shall be eligible for Options and Awards as set forth in this Plan except a "Management Director", which shall mean any Director who is an employee or Officer of the Company, or a retired Officer or employee of the Company who is receiving benefits under the Company's Supplemental Executive Retirement Plan or is receiving supplemental pension benefits payable pursuant to an employment contract with the Company.

     	No Option or Award shall be granted or made to any person who is the beneficial owner of 5% or more of the total combined voting power or value of all classes of stock of the Company or one or more of its subsidiaries; or who upon exercise of the Option granted or upon receipt of the Award awarded would become the beneficial owner of 5% or more of such combined voting power or value of all classes of stock of the Company or one or more of its subsidiaries.

     5.  Options and Awards

       	(a) Each eligible Director of the Company ("Participating Director") shall automatically be granted an Option to purchase 500 shares of Common Stock immediately following the 1995 Annual Meeting of Stockholders of the Company, with the date of grant to be the date of such meeting. Following the initial grant, each Participating Director then serving shall automatically be granted Options and Awards as follows:

     Immediately following each Annual Meeting of Stockholders of the Company held prior to the expiration of the Plan, commencing with the 1996 Annual Meeting, where a Participating Director is elected to a term of office (either three years, or a lesser term for a Director who replaces an outgoing Director for the remainder of a three-year term), he or she shall be granted an Option to purchase
500 shares of Common Stock (with the date of grant to be the date of such meeting). These grants are to continue with each successive re-election to a term as Director.

     Immediately following each Annual Meeting of Stockholders of the Company held prior to the expiration of the Plan, commencing with the 1995 Annual Meeting, each incumbent
Participating Director shall be granted an Award in	the amount
of 100 shares of Common Stock (with the date of grant to be the date of such meeting), which stock shall be subject to the restrictions specified in this Plan.

        	(b) It is intended that Options to purchase shares of the Company's stock under the Plan shall constitute nonqualified Options, not incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     	6.  Price

        	(a) The price at which shares may be purchased under each Option shall be 100% of the fair market value of the Common Stock on the date the Option is granted. Such fair market value shall be the average of the high and low sales prices of Common Stock on the New York Stock
Exchange on the date of grant of the Option as reported in the Wall
Street Journal or other data source.

       	(b) An amount of shares equal to one-third of the total shares subject to an Option shall become available for exercise on the first, second and third anniversary dates of the grant, respectively. If the total number of shares is not devisable by three without resulting in a fractional share, fractional shares may not be issued and the amount of such fraction shall be dropped from the first increment and the following adjustment(s) made in the number of shares in the second or third (or both) increments:

	- if the fractions aggregate one whole share the third increment shall be increased by one share;

	- if the fractions aggregate two whole shares, the second and third increments shall each be increased by one share.

     	In no event shall the aggregate number of shares of all three vesting increments exceed the total number of Option shares granted.

        	(c) Each Option shall expire, except as to portions exercised, ten years after date of grant.

     7. Special Provisions as to Awards. The following special provisions apply to the grant of Awards of Common Stock.

       	(a) Shares of Common Stock awarded pursuant to this Plan shall be issued and registered in the name of the Participating Director and placed in escrow. The Participating Director may not sell, pledge, hypothecate or otherwise transfer such Award shares prior to, and the Award shares shall not be delivered to the Participating Director until, the earliest of the following events:

           	(i) the Participating Director's retirement from the Board pursuant to the Board's retirement policies, or resignation from the Board under its disability policy;

           	(ii)  the Participating Director's death;

           	(iii) six months after the completion of a term as a Director for which the Participating Director was either not renominated for a successive term, or for which he or she was nominated but not elected to a successive term;

           	(iv)  ten years following the date of grant.

     If a Participating Director ceases to be a member of the Board other than in accordance with clauses (i), (ii), or (iii) immediately above before the tenth anniversary of the date of the grant of an Award, the shares subject to such Award shall be forfeited and transferred and delivered to the Company.

         (b) The consideration for each share of Common Stock subject to an Award shall be $1.00.

        	(c) In order to administer restrictions required or permitted on the release and delivery of Award shares to a Participating Director, the certificates evidencing such shares awarded hereunder, although issued in the name of the Participating Director, shall be held in escrow by an escrow agent appointed from time to time by the Company, subject to delivery to the Participating Director at such times and in such amounts as shall be specified in this Plan. A Participating
Director's acceptance of an Award of shares pursuant to the Plan shall constitute such Participating Director's irrevocable power of attorney to the escrow agent to cause the transfer and delivery to the Company of any such Award shares which are required to be so transferred and delivered pursuant to the provisions of this Plan.

        (d) The voting rights on Award shares shall belong to each Participating Director with respect to those share awards held in escrow. Dividends, if any, on shares held in escrow shall be paid to each Participating Director.

  	  8.  Exercise of Options

       	(a) Who May Exercise. During the lifetime of the Participating Director an Option may be exercised only by the Participating Director. If there is any attempt to transfer, assign, pledge, dispose of, or upon the levy by reason of any attachment or similar process, the Option shall become null and void.

     	If the Participating Director dies while serving on the Board of Directors of the Company, the remaining unexercised shares shall become fully vested as of the date of death and such Option may be exercised by the Participating Director's estate or a person who has acquired the right to exercise the Option by the Participating Director's will or by the laws of descent and distribution at anytime or times prior to the termination date specified in Section 6(c); provided such exercise must occur within two years following the date of death.

    	(b) Termination as a Director. In the event that an Option holder shall cease to be a Director of the Company for any reason other than death, such person may exercise his or her Option or Options to the extent of all vested installments within six months after the termination date as a Director, but no later than the expiration of the term of each Option. No further vesting of installments under any Option shall occur after the termination of the Participating Director as a Director of the Company. If the Option holder dies within the six months after his or her termination as a Director of the Company, any vested Options may be exercised by the Participating Director's estate or a person who has acquired the right to exercise the Option or Options by the Participating Director's will or by the laws of descent and distribution prior to the termination date specified in Section 6(c); provided such exercise must occur within two years following the date of death.

     9.  Payments and Withholding Tax.

       	(a) As to Option shares, full payment for shares purchased upon exercise of an Option shall be made at the time of exercise. Any federal, state or local taxes required to be paid by or withheld from the Participating Director at the time of exercise shall be paid by the Company withholding from the shares of Common Stock to be issued to the Participating Director the number of shares (rounded to the nearest whole share) necessary to satisfy the Company's obligation to withhold taxes, that determination to be based on the shares' current market value as of the date the tax withholding is to be made. The exercise price of an Option may be paid by delivering shares of the Company's Common Stock valued at current market prices upon exercise of a Participating Director's Option. Payment may also be made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price in connection with such exercise. No Option shall confer any rights as a stockholder until such shares are issued upon exercise of the Option.

     (b) Provision for or payment by the Participating Director of any state, federal or local withholding taxes attributable to the delivery of Award shares shall be made in a manner satisfactory to the Company.

    	(c) As to Award shares, upon the satisfaction of any conditions for delivery to the Participating Director otherwise set forth in this Plan, shares will be delivered to the Participating Director only upon payment by him or her to the Company of the amount of any withholding tax which may be imposed thereon under the provisions of the Internal Revenue Code as then in effect or any law of any other taxing jurisdiction requiring payment of any such taxes or withholding tax.

     10. Amendment and Discontinuance. The Board may at any time amend this Plan, provided that no amendment without the approval of stockholders shall: (a) materially increase the benefits accruing to participants under the Plan; (b) materially increase the number of securities which may be issued under the Plan; or (c) materially modify the requirements as to eligibility for participation in the Plan. The Board may terminate the Plan at any time but such termination shall not affect Options or Awards already granted and such Options or Awards shall remain in full force and effect as if the Plan had not been terminated. Notwithstanding any other provision hereof, in no event shall the provisions of this Plan be amended more frequently than once every six months other than to comport with changes in the Internal Revenue Code of 1986, as amended from time to time, and the Employee Retirement Income Security Act, as amended from time to time, or the rules thereunder.

     11. Reservation of Shares. During the term of the Plan and any Option exercisable thereunder, the Company shall at all times reserve and keep available, and will obtain from any regulatory body having jurisdiction any requisite authority in order to issue or sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain any authority deemed by the Company's counsel to be necessary to the lawful issuance or sale of any shares of its stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such stock as to which such authority shall not have been obtained.

     12. Securities Act of 1933. Unless (i) the shares to be issued upon exercise of an Option or Award granted under the Plan have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended (the "Act"); or (ii) in the opinion of the Company's General Counsel no such registration is necessary, the Company shall be under no obligation to issue any shares covered by any Option or Award.

     13. Nontransferability. Notwithstanding any provision of this Plan to the contrary, Options and Awards may not be transferred other than by will or the laws of descent and distribution.

    	14. Section 16. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), transactions under this Plan are intended to comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

    	15. Effective Date: Term of Plan. This Plan shall become effective upon approval by the affirmative vote of the holders of a majority of the Company's Common Stock present, or represented, and entitled to vote at the 1995 Annual Meeting of Stockholders of the Company. The Plan shall terminate on December 31, 2004, unless sooner terminated as provided in the Plan. At the end of such term, the Plan shall expire except for Options or Awards then outstanding.